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                STRATEGIC ALLIANCE AND PROJECT VENTURE AGREEMENT

This STRATEGIC ALLIANCE AND PROJECT VENTURE AGREEMENT (the "Agreement") is by and between MR3 Systems, Inc., a Delaware corporation with its corporate address at 435 Brannan Street, Suite 200, San Francisco, California, 94107, (hereinafter referred to as "MR3"), and Purolite Company, a Delaware corporation with a corporate address at 150 Monument Road, Bala Cynwyd, PA 19004, (hereinafter referred to as "PUROLITE").

                                    RECITALS

WHEREAS, MR3, is a publicly traded company, whose proprietary technologies and intellectual property associated with the extraction, separation, recovery, and purification of precious and base metals are applied in commercial operations in vertical markets involving, but not limited to, ore deposits, ore tailings, hazardous waste, oil and geothermal fluids, groundwater and soil contaminated with metals; and

WHEREAS, PUROLITE is a leading global manufacturer of resins for separation, ion-exchange, and industrial remediation applications; and

WHEREAS, MR3 provides unique technologies for the extraction and separation of metals applied to remediation and mining; and

WHEREAS, PUROLITE and MR3 are positioned to develop next generation unique solutions for remediation and mining markets, tailored for the selective separation, capture, and recovery of metals; and

WHEREAS, PUROLITE and MR3 are positioned to market globally the application of newly developed resins and turn-key systems for selective metal extraction; and

WHEREAS,  MR3 and PUROLITE,  (collectively  the "Parties")  herein desire to set
forth  in  writing  the  terms  and  conditions  of  their   understandings  and
agreements.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    DEFINITIONS.

Capitalized terms used in this Agreement, including those in Recitals, are defined throughout the Agreement. Terms not defined therein shall be given their plain English meaning; provided, however, that those terms, acronyms and phrases known in the international trade and business development industry, which are not defined, shall be interpreted in accordance with their generally accepted industry meaning.

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2.    INTENT AND PURPOSE OF STRATEGIC ALLIANCE AND PROJECT VENTURE

      2.1. INTENT AND PURPOSE. This Agreement signifies the formation of an exclusive venture between MR3 and PUROLITE to develop new and unique products and processing solutions for the extraction and separation of selenium and perchlorate. The research, development, bench-scale testing, pilot-scale validation, and commercialization of the unique products and processing solutions are to be performed jointly, with ownership of the resulting intellectual property to be shared equally by PUROLITE and MR3. The commercialization strategy is two fold: (i) to market, sell, and distribute large quantities of the unique products (resins) developed under the venture, and (ii) to apply the unique products through the turn-key systems in projects already established and penetrated. Pursuant to the foregoing, it is the current intent of the Parties to undertake projects for the development and integration of the first products as specified in
            Section 3 below, as well as any subsequent products agreed to by the Parties (the "Projects") and added as an addendum to this agreement.

      2.2. PROJECT PLANS. It is further understood and agreed that each Project undertaken pursuant to this Agreement will be subject to the execution and delivery by the Parties of a separate project plan for each Project undertaken (each, a "Project Plan"). When executed, each Project Plan will be attached to and incorporated by reference into this Agreement, and the terms and conditions of the Project Plan shall control to the extent consistent with the terms contained herein. The Parties agree that each Project Plan will set forth, among other things as the Parties shall deem appropriate, the following:

                2.2.1.  A detailed description of the project;

                2.2.2. Any design documents or specifications (unless the project contemplates creation or development of the same);

                2.2.3. Project deliverables, if any, that either or both Parties will be responsible for creating and developing;

                2.2.4. Tasks, responsibilities, covenants and agreements of each Party relating to the project;

                2.2.5.  Deadlines,   interim   milestones,   and  other  matters
                        relating to timing and delivery or performance under the project;

                2.2.6. Intellectual property rights or licenses to the extent different from the terms of this Agreement;

                2.2.7. Termination rights of the Parties relating to the project;

                2.2.8. Obligations of the Parties to market and implement the project; and

                2.2.9. Any other terms or conditions that vary from the terms and conditions set forth in this Agreement.

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3.    THE PRODUCTS AND GRANT OF EXCLUSIVE OWNERSHIP RIGHTS

Each Party hereby grants to the other Party joint, world-wide ownership rights in and to the Products set forth in this Section 3. The Parties agree that they have the joint exclusive ownership rights to the products developed hereunder.

      3.1. THE PRODUCTS. The Parties agree to initially develop two (2) new products described in Sections 3.1.1 and 3.1.2 (the "Products" or each a "Product" hereunder) as follows:

                3.1.1. SELENIUM RESIN. A new product and processing system to be applied for the removal of selenium to be based on PUROLITE's current arsenic removal resin. The modified resin and/or the processing system will have reductive functionality for transformation of selenates into selenites with the resulting increase in total selenium removal capacity.

                3.1.2. PERCHLORATE RESIN. A new product and processing system described as a boron based resin to be applied to reduce the perchlorate in the influent to chloride, which in turn can be removed with conventional ion-exchange resins (such as PUROLITE's A100 or A500).

      3.2. DEVELOPMENT AND COMMERCIALIZATION PLAN. The Parties agree to a development and commercialization plan with respect to each Product, as follows:

                3.2.1. MR3 will implement bench-scale, prototype and pilot studies and develop commercial Products and processing systems in collaboration with PUROLITE.

                3.2.2. The testing results will be provided to PUROLITE along with MR3's specifications and recommendations regarding resin improvements and modification, and new Product synthesis. PUROLITE will synthesize the Products based on MR3's specifications and data and will incorporate all possible improvements based on the Parties' joint development recommendations.

                3.2.3.  Each   developed   Product  will  be  marketed  under  a
                        trademark to be jointly owned by PUROLITE and MR3.

                3.2.4. PUROLITE will provide reasonable samples of its existing resins or its modifications to MR3 free of charge on an "As Needed" basis.

                3.2.5. PUROLITE and MR3 will jointly patent the new and modified Products based on MR3's tests and piloting work, and the Parties will have joint ownership of all intellectual property in the Products.

                3.2.6. The Product resins will be marketed under PUROLITE's marketing program and applied by MR3 in its metals removal markets. The pricing of all Products will be set by PUROLITE, whether sold directly by PUROLITE, by MR3, or by third parties. The pricing of all MR3 turn-key systems shall be set by MR3.

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                3.2.7.  PUROLITE  agrees  to pay MR3 a  percentage  of its gross receipts from the sale of any and all Products to a third party, payable monthly (within 30 days after PUROLITE has been paid by a third party). The percentage is determined by the selling price and margin as agreed by the Parties after determining the standard cost and selling price.

                3.2.8. MR3 will be granted the right to purchase any of the Products from PUROLITE at an agreed upon price level. All costs will have to be determined in consideration of the price.

                3.2.9. PUROLITE agrees to refer to MR3 all contacts, requests, leads, and the like, received by PUROLITE for the purchase or application of turn-key extraction or remediation systems which appear to benefit from the use of the Products.

                3.2.10. Exclusive Manufacturing Rights: MR3 agrees that PUROLITE will have exclusive manufacturing rights to the Products for the lifetime of the Products. If PUROLITE is unable to supply the Products, PUROLITE will advise MR3 and MR3 will have the right to seek an additional supplier. If the contract is terminated for reasons specified in section 7.4, this clause is null and void.

4.    ADDITIONAL AGREEMENTS OF THE PARTIES

      4.1. PUBLICITY; PRESS RELEASES. The Parties may by mutual consent agree to issue a joint press release describing the collaboration of the Parties. In addition, each of PUROLITE and MR3 may, at such Party's discretion: (a) identify the other as a strategic partner; (b) hyperlink from an appropriate area within its website to the other's home page; and (c) display the other Party's logo on the its web site (in accordance with such Party's guidelines for the use of such mark). The Parties shall also consult regularly during the term of the Agreement and issue, as and when appropriate, such further press releases and/or other publicity materials as may be appropriate. The contents of the press releases issued by the parties shall be subject to the approval of each Party, which approval shall not be unreasonably withheld or delayed.

      4.2. USE OF NAME IN PROMOTIONAL MATERIALS. Each Party shall, with prior approval of the other Party (which will not be unreasonably withheld or delayed), be permitted to identify the other Party as a strategic partner, to use the other Party's name in connection with proposals to prospective customers, and to refer to the other Party in print or electronic form for marketing or reference purposes, provided however that such proposals and marketing and reference materials are for projects that both Parties have agreed to pursue. The content of the Promotional Materials shall be approved by each Party in advance of the printing.

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      4.3.  MARKETING, DISTRIBUTION AND SUPPORT EFFORTS; PROMOTIONAL ACTIVITIES.
            To the extent agreed upon by the Parties pursuant to the applicable Project Plan or otherwise, each of PUROLITE and MR3 agree to undertake an active marketing and promotion effort for each of the projects pursuant to this Agreement. Each Party agrees to serve as a reference in the other Party's proposals for a reasonable number of contacts by prospective customers of the other Party. Under the direction of the Project Managers, the Parties may by mutual agreement or plan undertake joint-marketing or co-marketing programs or activities as appropriate to further the intent of this Agreement and the alliance created hereby.

5.    TERM OF AGREEMENT

This Agreement shall be for a term commencing on November 1, 2004, and continuing for one (1) years, after which the Agreement will renew with one (1) years evergreen renewal up to two (2) years unless terminated earlier as provided in Section 7. The agreement may be extended with approval by both parties.

6.    RELATIONSHIP BETWEEN PARTIES

Each Party's relationship with the other Party is strictly that of an independent business corporations participating in a strategic alliance and project venture under this Agreement. It is explicitly understood and agreed that no other relationship is intended, including partnership, franchise, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither Party shall act in a manner that expresses or implies a relationship other than that stated in Section 6 herein.

7.    TERMINATION

This Agreement may be terminated by any one of the following:

      7.1.  The end of term of this Agreement as specified in Section 5.

      7.2.  The agreement may be terminated with 3 months notification.

      7.3.  The  failure of the  Parties to execute  the  projects  outlined  in
            Section 3 to mutual satisfaction of the Parties within one (1) year after signing of this agreement.

      7.4.  The financial insolvency, liquidation, or dissolution of PUROLITE.

      7.5.  The financial insolvency, liquidation, or dissolution of MR3.

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8.    CONSEQUENCES OF TERMINATION

Upon termination of this Agreement under Section 7.4 and only 7.4 above, PUROLITE hereby grants to MR3, as of the date of such termination, a perpetual, royalty-free license to manufacture and use any products, which have been commercialized under Section 3.2 above or which have entered into evaluation under Section 3.1 above.

Upon termination of this Agreement under Section 7.5 and only 7.5 above, MR3 hereby grants to PUROLITE, as of the date of such termination, a perpetual, royalty-free license to manufacture and use any products, which have been commercialized under Section 3.2 above or which have entered into evaluation under Section 3.1 above.

9.    NO ASSIGNMENTS

Neither Party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other Party. Any attempted assignment or delegation without consent will be void. The rights and liabilities of the Parties under this Agreement will bind and inure to the benefit of the Parties' respective successors and permitted assigns; such as personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the Parties hereto.

10.   NOTICE

For the purpose of this Agreement, any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the Project Manager of other Party. Notices will be deemed effective (I) three (3) working days after deposit, postage prepaid, if mailed, (II) the next day if sent by overnight mail, or (III) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall be sent to the following:

      10.1. MR3 Systems, Inc., 435 Brannan Street, Suite 200, San Francisco, CA 94107-1780; Attn: William C. Tao, Ph.D., CEO; Fax: (415) 947-1095.

      10.2. PUROLITE, 150 Monument Road, Bala Cynwyd, PA 19004; Attn: Ted Begg, Northeast Sales and Marketing Manager; Fax: (610) 668-8139.

11.   RESTRICTIVE COVENANTS

      11.1. CONFIDENTIALITY. Each Party acknowledges that in forming this strategic alliance and venture hereunder, each Party will occupy a position of extreme trust and confidence with respect to the other Party's business information, organizational goals, and corporate strategy. The Parties have entered into a separate Confidentiality Agreement that sets forth the obligations and rights of the Parties concerning confidentiality. A copy of the Confidentiality Agreement is attached hereto as Exhibit "A" and is hereby incorporated by this reference.

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      11.2. NON-SOLICITATION  OF EMPLOYEES.  Each Party  recognizes  that it may obtain confidential information about the other Party's consultants and employees. Each Party recognizes that this information is not generally known, and is of substantial value in developing and maintaining the other Party's business. Each Party agrees that during the term of this Agreement and for a period of two (2) years after termination, each Party will not, directly or indirectly, solicit or recruit any consultant or employee of the other Party for any other employment or consultancy.


      11.3. NON-COMPETITION OF BUSINESS AND PROJECTS. During the term of this Agreement and for a period of two (2) years after termination, each Party shall not, directly or indirectly, pursue the projects, with the Products, initiated and implemented under this Agreement with a third Party without the written consent of PUROLITE and MR3. Each Party agrees that it will not reverse engineer the concepts, strategies, implementation plans of the projects outlined in Section 3 so as to reproduce the projects under a different name or venue for the purpose of independent operation or venture with a third Party outside of this Agreement.

      11.4. SURVIVAL OF PROVISIONS. The obligations contained in this Section 11 shall survive the termination or expiration of this Agreement and shall be fully enforceable thereafter in accordance with the terms contained in Section 11. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 11 is excessive in duration or scope or extends for too long a period of time or over too great a range of activities or in too broad a geographic area or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

12.   SEVERABILITY

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to affect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

13.   COUNTERPARTS

This Agreement may be executed in several counterparts and transmitted via facsimile, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments.

14.   WAIVER

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Project Managers of both Parties. No waiver by either Party hereto at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

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15.   GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement shall not be construed against one Party or the other as the drafter. Any disputes arising under or to interpret the terms of this Agreement shall be resolved in the following manner:

      15.1. INITIAL CONSULTATION AND NEGOTIATION. In the event a dispute between the Parties arises under the Agreement or a Party's performance thereunder, the matter shall first be escalated to PUROLITE's Project Manager and MR3's Project Manager in an attempt to settle such dispute through consultation and negotiation in good faith and a spirit of mutual cooperation.

      15.2. CONTINUED PERFORMANCE. Except where prevented from doing so by the matter in dispute, the Parties agree to continue performing their obligations under this Agreement while any good faith dispute is being resolved unless and until such obligations are terminated by the termination or expiration of any project or this Agreement.

16.   FINAL AGREEMENT

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof excluding specifically the Confidentiality Agreement attached as Exhibit "A". Only a writing that is duly executed by both the Parties may modify this Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof. Each person who signs this Agreement represents and warrants that he or she does so after full opportunity to consult with counsel and with the full and legal authority to execute this Agreement on behalf of the respective Parties to this Agreement.

17.   INSURANCE

Each Party shall maintain liability and other insurance typical of the industry for this type of Agreement for their respective employees, consultants, and contractors.

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18.   INDEMNIFICATION

To the fullest extent allowed by law, each Party shall indemnify and hold the other Party's officers, directors, employees, shareholders, agents, and his heirs, personal representatives, successors and assigns harmless against any loss, expense, damage, claim, or injury suffered or sustained by either Party by reason of any acts, errors, omissions, or alleged acts or omissions related to this Agreement. Each Party's duty to indemnify will include any judgment, award, settlement, reasonable legal fees, and other costs and expenses related to the defense of any actual or threatened action, proceeding, or claim. The indemnification herein provided shall apply also in respect of any amount paid in compromise of any such action, suit, proceeding or claim asserted (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided each Party shall have first approved such proposed compromise settlement, which approval shall not be unreasonably withheld.

      This Agreement must be executed with the attachment of all the Signatory pages.


IN WITNESS WHEREOF, the Parties consisting of PUROLITE and MR3, by and through its duly authorized officer, have executed this Agreement as of the date first written above.


THE PUROLITE COMPANY


By:    /S/ TEDD BEGG                              Date:  November 15, 2004
     ---------------------------------------             -----------------
      Ted Begg
      Northeast Sales and Marketing Manager


MR3 SYSTEMS, INC.


By:  /S/ WILLIAM C. TAO                           Date:  November 15, 2004
     ------------------                                  -----------------
      William C. Tao, Ph.D.
      Chief Executive Officer


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                      EXHIBIT A: CONFIDENTIALITY AGREEMENT

                Provisions Applicable to Confidential Information

                                   Definitions

      1.1 As used herein "Confidential Information" shall mean the terms and conditions of this Agreement, the existence of the discussions between the Parties, any information disclosed in connection with the development and integration projects being undertaken as described in Section 3 above in the Agreement, and any proprietary information a Party considers to be proprietary, including but not limited to, information regarding each Party's project plans, project designs, project costs, product and component prices, finances, marketing plans, business opportunities, personnel, research and development activities, know-how and pre-release products; provided that information disclosed by the disclosing party ("Disclosing Party") in written or other tangible form will be considered Confidential Information by the receiving party ("Receiving Party") only if such information is conspicuously designated as "Confidential," "proprietary" or a similar legend. Information disclosed orally shall only be considered Confidential Information if: (i) identified as confidential, proprietary or the like at the time of disclosure, and (ii) confirmed in writing within thirty (30) days of disclosure. Confidential Information disclosed to the Receiving Party by any affiliate or agent of the Disclosing Party is subject to this Agreement.

                             Disclosure Restrictions

      2.1 Except as set forth in Section 2.2 below, the Receiving Party shall treat as confidential and shall not directly or indirectly use or disclose Confidential Information, whether received prior to the date of this Agreement, during its negotiation, or after the execution hereof. The Parties shall treat the terms and conditions and the existence of this Agreement as Confidential Information. Each Party shall obtain the other's consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement.

      2.2 The provisions of Section 2.1 above shall not apply to:

      (a) Confidential Information that Receiving Party can demonstrate was rightfully in Receiving Party's possession prior to the date of disclosure to Receiving Party;

      (b) Confidential Information that, at the time of disclosure or later, is published or becomes otherwise available to the general public as part of the public domain through no act or failure to act on the part of Receiving Party receiving the disclosure;

      (c) Confidential Information that is disclosed to a third party in accordance with written direction or approval from or of the Disclosing Party claiming the proprietary interest;

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      (d)   Confidential  Information  that  Receiving  Party  is  obligated  to produce under order of a court of competent jurisdiction; provided that Receiving Party shall, upon learning of the issuance or planned issuance of such order, immediately give written notice of the same
            to  the  Disclosing   Party;   provided  further  that  when  either
            Disclosing Party or Receiving Party has notice of the pendency of any action that may result in a court order to produce such Confidential Information, said recipient of notice agrees to notify the other Party of the facts pertaining to any such action as soon as practicable under the circumstances in order to give the other Party an opportunity to protect its interests;

      (e) Disclosures of Confidential Information by Receiving Party to any of its employees, officers, agents, consultants, representatives, lenders, counsel, lender's counsel and Affiliates (hereinafter collectively referred to as "Representatives") who have a need to know related to the business of the Disclosing Party; provided that Receiving Party shall instruct its Representatives that any Confidential Information conveyed is proprietary to the Disclosing Party involved and that it is to be held in strict confidence by said Representatives, and Receiving Party shall use its best efforts to ensure that all of its Representatives to whom Confidential Information is disclosed will take all reasonable precautions to safeguard and preserve the confidential status of the Confidential Information.

      2.3 Receiving Party shall take all necessary precautions to exclude unauthorized personnel and visitors from areas where Confidential Information is or may be available or observable.

                               Return of Materials

      3.1 Upon termination of the Agreement, Receiving Party shall promptly (a) return to the Disclosing Party the originals and any copies of Confidential Information that was provided to the Receiving Party by the Disclosing Party and
(b) certify in writing to the Disclosing Party that the Receiving Party has complied fully with the provisions of this Section 3.1.

                                   Limitation

      4.1 Nothing contained in this Agreement shall be construed as a grant of any right or license or an offer to grant any right or license by Disclosing Party to the Receiving Party with respect to the Confidential Information exchanged hereunder.

                                      Term

      5.1 The term of these  provisions shall run from the date hereof until two
(2) years after the termination of the Agreement.